Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended on August 4, 1999, of our reports dated May 11, 1999 included in Westell Technologies, Inc.'s Form 10-K, as amended on August 4, 1999, for the year ended March 31, 1999 and all references to our Firm included in this Registration Statement.



                                            ARTHUR ANDERSEN LLP


Chicago, Illinois
August 4, 1999